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                                                                   EXHIBIT 10(d)

                                   ONEIDA LTD.

                  1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

              Amended and Restated Effective as of January 1, 2001


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                                   ONEIDA LTD

                  1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

              Amended and Restated Effective as of January 1, 2001

          1.   Purposes

          The purposes of the Plan are to attract, retain and compensate highly qualified individuals who are not employees of the Company for service as members of the Board of Directors of the Company and to provide them with an ownership interest in the Company's Common Stock. The Plan will be beneficial to the Company and its stockholders by allowing Non-Employee Directors to (i) have a personal financial stake in the Company through an ownership interest in the Company's Common Stock and (ii) underscore their common interest with stockholders in increasing the value of the Company's Common Stock over the long term.

          2.   Definitions and Rules of Construction

     (a) Definitions. For purposes of this Plan, the following capitalized words shall have the meanings set forth below:

          "Annual Award" means an award of Options pursuant to Section 5(b) of the Plan.

          "Annual Meeting" means an annual meeting of the Company's stockholders.

          "Board" means the Board of Directors of the Company.

          "Change of Control of the Company" shall be deemed to occur if any of the following circumstances shall occur:

          (i) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ("Act") becomes the "beneficial owner" as defined in Rule 13d-3 under the Act of more than 20% of the then outstanding voting securities of the Company;

          (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Act acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Company or for any other matter or question with respect to more than 20% of the then outstanding voting securities of the Company;

          (iii) during any period of twenty-four consecutive months, Present Directors and/or New Directors cease for any reason to constitute a majority of the Board.

     For these purposes, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

          (v) there shall be consummated:

               (a) a reorganization, merger or consolidation of all or substantially all of the assets of the Company (a "Business Combination"), unless, following such Business Combination,


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                    (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Company and outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock of the Company and outstanding voting securities of the Company, as the case may be,

                    (2) no person (excluding any company resulting from such
               Business Combination or any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and

                    (3) at least a majority of the members of the board of
               directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided, that the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change of Control.

          Notwithstanding the foregoing, a Change of Control shall not be deemed to occur pursuant to subparagraphs (i) and (ii) above, solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by one or more employee benefit plans maintained by the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the committee designated by the Board pursuant to
Section 3(c) of the Plan.

          "Common Stock" means the Common Stock of the Company, par value $1.00 per share, or such other class or kind of shares or other securities as may be applicable under Section 12.

          "Company" means Oneida Ltd, a New York corporation, or any successor to all or substantially all its business.

          "Effective Date" means January 1, 1998.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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          "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the closing price as reported on said composite tape or automated system for the most recent day during which a sale occurred).

          "Initial Award" means an award of Options pursuant to Section 5(a) of the Plan.

          "Non-Employee Director" means a member of the Board who is not an employee of the Company or a Subsidiary.

          "Option" means an option to purchase shares of Common Stock awarded to a Non-Employee Director pursuant to the Plan. Options awarded pursuant to this Plan shall be non-statutory stock options

          "Option Shares" means the shares of Common Stock issuable upon exercise of a Option.

          "Permanent Disability" means a medically determinable physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board for any period of six consecutive months. Any dispute as to whether a Non-Employee Director is Permanently Disabled shall be resolved by a physician mutually acceptable to the Non-Employee Director and the Company, whose decision shall be final and binding upon the Non-Employee Director and the Company.

          "Plan" means the Oneida Ltd. 1998 Non-Employee Directors Stock Option Plan, as amended from time to time, as described herein.

          "Retirement" means a Non-Employee Director ceasing to be a member of the Board as a result of retirement from the Board in accordance with the retirement policy then applicable to Board members.

          "Subsidiary" means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

          "1933 Act" means the Securities Act of 1933, as amended.

          (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan. In addition, it is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") so that the granting of Options, and the distribution of shares of Common Stock pursuant to the exercise of Options, hereunder will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Committee may, subject to Section 14 hereof, grant Options that would not qualify for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other Non-Employee Directors participating under this Plan is not compromised.

          3.   Shares Available; Administration


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          (a) Subject to the provisions of Section 10(b) of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 100,000 shares. Either authorized and unissued shares of Common Stock or treasury shares may be delivered upon exercise of Options awarded pursuant to the Plan.

          (b) If Options have been forfeited to the Company as described in
Section 6(c) or are terminated unexercised, the Options Shares underlying such Options shall again be available for issuance in connection with future awards under the Plan.

          (c) The Plan will be administered by a committee designated by the Board and composed exclusively of members of the Board who are not Non-Employee Directors (the "Committee"). Subject to the provisions of this Plan, the Committee shall have full and final authority to (i) interpret the Plan; (ii) establish, amend and rescind any rules and regulations relating to the Plan;
(iii) prescribe award documentation; (iv) make factual or legal determinations in connection with the administration or interpretation of the Plan; and (v) take any other actions necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted Options under the Plan. The Chairman of the Board of the Company shall be authorized to implement the Plan in accordance with its terms and to take or cause to be taken such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

          4. Eligibility

          Options awarded pursuant to the Plan shall be granted only to active members of the Board who are not, as of the date of any Option grants, employees of the Company or any of its Subsidiaries or affiliates.

          5. Option Grant

          (a) Initial Award. On the date of a Non-Employee Director's initial election or appointment to the Board, such Non-Employee Director (including any Non-Employee Director reelected or reappointed after a period of at least 12 calendar months during which he did not serve on the Board) shall be granted an Initial Award consisting of an Option to purchase 1,000 shares of Common Stock. Such Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock on the date of the award and shall be subject to the vesting schedule provided for in Section 6(a) and the other terms and conditions provided for herein.

          (b) Annual Awards. On each third business day immediately following the date on which the Company issues a press release announcing its earnings for the fourth quarter of the applicable fiscal year during the term of the Plan, each person who has continuously served as a member of the Board since the immediately preceding Annual Meeting shall be awarded an Annual Award consisting of an Option to purchase 1,000 shares of Common Stock. The Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock on the date such Option is granted and shall be subject to the vesting schedule provided for in Section 6(a) and the other terms and conditions provided for herein.

          6. Vesting

          (a) Vesting. Options awarded pursuant to the Plan shall vest and become exercisable twelve months from the date of the Option grant.

          (b) Accelerated Vesting. Notwithstanding anything to the contrary in
Section 6(a), an Option shall become fully vested and exercisable upon the earlier to occur of (i) a Non-Employee Director ceasing to be a member of the Board as a result of death, Permanent Disability or Retirement, or (ii) a Change of Control of the Company.

          (c) Forfeiture. In the event of a Non-Employee Director's termination of service as a member of the Board for any reason other than death, Permanent Disability, Retirement or a Change of Control of the


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Company prior to the satisfaction of the vesting period described in Section
6(a), the unvested portion of any Options awarded to the Non-Employee Director shall be forfeited to the Company as of the date of termination of service, and the Non-Employee Director shall have no further rights or interest therein.

          7. Term of Options

          (a) Ten-Year Term. Each Option shall expire ten years from the date of its grant, subject to earlier termination as provided herein.

          (b) Exercise Following Certain Terminations of Service. If a Non-Employee Director's service as a member of the Board terminates for any reason other than death, Permanent Disability, Retirement or a Change of Control of the Company, the Non-Employee Director shall have the right, subject to the terms and conditions hereof, to exercise the Option, to the extent it has vested as of the date of such termination of service, at any time within six months after the date of such termination, subject to the earlier expiration of the Option as provided in Section 7(a). At the end of such six-month period the Option shall expire.

          (c) Exercise Following Termination of Service Due to Death, Permanent Disability, Retirement or a Change of Control of the Company. If a Non-Employee Director's service as a member of the Board terminates by reason of death, Permanent Disability, Retirement or a Change of Control of the Company, all Options awarded to such Non-Employee Director may be exercised by such Non-Employee Director, or by his or her estate, personal representative or beneficiary, as the case may be, at any time within one year after the date of termination of service, subject to the earlier expiration of the Option as provided in Section 7(a). At the end of such one-year period the Option shall expire.

          (d) Exercise Following Termination of Service Subject to Company Policies and Procedures on Insider Trading. Any exercise of an Option pursuant to Section 7(b) or 7(c) following termination of a Non-Employee Director's service as a member of the Board for any reason other than death shall be subject to, and shall be permitted only to the extent such exercise complies with, the policies and procedures of the Company concerning insider trading that were applicable to the Non-Employee Director on the date of such termination of service (as such policies and procedures may be amended by the Company during the period provided in Section 7(b) or 7(c), as the case may be, for exercise of the Option).

          8. Time and Manner of Exercise

          (a) Notice of Exercise. Subject to the other terms and conditions hereof, a Non-Employee Director may exercise any Options (to the extent vested) by giving written notice of exercise to the Company; provided, however, that no less than 100 Option Shares may be purchased upon any exercise of the Option unless the number of Option Shares purchased at such time is the total number of Option Shares in respect of which an Option is then exercisable, and provided, further, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which the Company receives such written notice or (ii) the date on which the conditions provided in Section 8(b) are satisfied. Notwithstanding any other provision of the Plan or of the notice of award relating to an Option provided for in Section 9, no Option may be exercised, whether in whole or in part, and no Option Shares will be issued by the Company in respect of any such attempted exercise, at any time when such exercise is prohibited by Company policy then in effect concerning transactions by a Non-Employee Director in the Company's securities. In the event that a Non-Employee Director gives written notice of exercise to the Company at a time when such exercise is prohibited by such policy, the Company in its sole discretion may disregard such notice of exercise or may consider such notice to be delivered as of the first date that the Non-Employee Director is permitted to exercise such Option in accordance with such Company policy.

          (b) Payment. Prior to the issuance of a certificate pursuant to
Section 8(e) hereof evidencing the Option Shares in respect of which all or a portion of an Option shall have been exercised, a Non-Employee Director shall have paid to the Company the exercise price for all Option Shares purchased pursuant to the exercise of such Option. Payment shall be made on or within twenty business days after the date of exercise, and such Option price shall be paid (i) by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as "cash") payable to the order of the Company in U.S. dollars, (ii) in whole shares of


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Common Stock of the Company owned by the Non-Employee Director prior to exercising the Option, or (iii) in a combination of cash and delivery of shares of Common Stock as the Board in its sole discretion may approve. In addition to the exercise methods described above, a Non-Employee Director may exercise an Option through a procedure whereby the Non-Employee Director delivers to the Company an irrevocable notice of exercise in exchange for the Company issuing the shares of Common Stock subject to the Option to a broker previously designated or approved by the Company, subject to the rules and procedures as the Committee may determine.

          (c) Stockholder Rights. A Non-Employee Director shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the Non-Employee Director pursuant to Section 8(e), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

          (d) Limitation on Exercise. No Option shall be exercisable unless the Common Stock subject thereto has been registered under the Securities Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification under such state "blue sky" laws is available.

          (e) Issuance of Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the Option price for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director's death, such other person entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such other person), one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Such shares shall be fully paid and nonassessable and shall be issued in the name of the Non-Employee Director (or such other person).

          (f) Tax Withholding. If the Company or a Subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Option Shares, the Company or a Subsidiary, as applicable, shall have the right, prior to the delivery of any certificates evidencing such Option Shares to be issued upon full or partial exercise of an Option, to require a Non-Employee Director to remit to the Company or a Subsidiary, as applicable, any amount sufficient to satisfy any Federal, state or local tax withholding requirements. The Company or a Subsidiary, as applicable, may permit the Non-Employee Director to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by the Non-Employee Director in an amount equal to the amount of the minimum withholding tax obligation, pursuant to such rules as the Committee may establish from time to time, by delivering to the Company or a Subsidiary, as applicable, shares of Common Stock owned by the Non-Employee Director prior to exercising the Option, or by making a payment to the Company or such Subsidiary consisting of a combination of cash and such shares of Common Stock. Such an election shall be subject to the following:

               (i) the election shall be made in such manner as may be prescribed by the Committee and the Committee shall have the right, in its discretion, to disapprove such election; and

               (ii) the election shall be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable.

The value of any share of Common Stock to be withheld by the Company or delivered to the Company pursuant to this Section 8(f) shall be the Fair Market Value of the Common Stock on the date to be used to determine the amount of tax to be withheld.

     The Company or a Subsidiary, as applicable, shall also have the right to deduct from all cash payments made pursuant to or in connection with the Option any Federal, state or local taxes required to be withheld with respect to such payments. The Committee may establish such rules and procedures, including, without limitation, any rules or procedures necessary to comply with Rule 16b-3, as it may deem necessary or advisable in connection with the withholding of taxes relating to the exercise of any Option.


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          (g) Restrictions on Transfer. An Option may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA ("QDRO"). The Option shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director or by the person to whom the Option has been transferred pursuant to a QDRO. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or pursuant to a QDRO, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

          (h) Non-qualified Status of Options. Options awarded under the Plan are not intended to qualify, and shall not be treated, as an "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          9. Notice of Award

          The terms and conditions of each award of Options shall be embodied in a certificate which shall incorporate the Plan by reference. Each certificate shall state the date on which the Options were granted, the number of shares subject to such Option and the per share exercise price therefor.

          10. No Restriction on Right of Company to Effect Corporate Changes

          (a) Authority of the Company and Stockholders. The existence of the Plan, any award certificates and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) Change in Capitalization. Notwithstanding any provision of the Plan or any award certificates, the number and kind of shares authorized for issuance under Section 3(a) may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Options and the number and kind of shares subject to any outstanding Option and the purchase price per share, if any, under any outstanding Option may be equitably adjusted (including by payment of cash to a Non-Employee Director) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Non-Employee Directors granted Options. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Options shall be subject to the same vesting schedule and restrictions to which the underlying Option is subject.

          11. Effective Date; Term of the Plan

     The effective date of the Plan is January 1, 1998. The effective date of the Plan as amended and restated shall be January 1, 2001. Unless terminated earlier in accordance with Section 12 below, the Plan shall terminate on the Annual Meeting of shareholders of the Company in 2003. After such date, no further awards of Options may be made hereunder, but previously granted awards shall remain outstanding subject to the terms hereof.


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          12.  Amendments; Termination

     The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that in no event may the provisions of the Plan respecting eligibility to participate or the timing or amount of awards be amended more frequently than once every six months, other than to comply with changes in the Code, ERISA or any rules or regulations thereunder. Any amendment to the Plan, which under the requirements of applicable law must be approved by the stockholders of the Company, shall not be effective unless and until such stockholder approval has been obtained in compliance with such law. Any amendment to the Plan that must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3 under the Exchange Act, or any successor provision, shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule. No termination or amendment of the Plan may, without the written consent of the Non-Employee Director, affect any such person's rights under the provisions of the Plan with respect to awards of Options which were made prior to such action.

          13.  No Right to Continue as Director

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

          14. Compliance with Section 16(b) of the Exchange Act.

     Notwithstanding anything contained in the Plan or any agreement under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a change of control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

          15.  Governing Law

     The Plan and all award documents issued shall be construed in accordance with and governed by the laws of the state of New York.


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